Exhibit 10.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Appoints Dr. David G. Morgan, PhD, a Leading Alzheimer’s Expert, to the Company’s Scientific Advisory Board

Vancouver, BC – April 18, 2024 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the research, development, manufacturing, and commercialization of rare cannabinoids and proprietary cannabinoid analogs, today announced the addition of Dr. David G. Morgan, a renowned leader in neurodegenerative disease to its Scientific Advisory Board (“SAB”) reinforcing the Company’s commitment to advancing it’s INM-901 program in the treatment of Alzheimer’s disease.

Eric Hsu, InMed’s SVP of Preclinical Drug Development, commented, “We are privileged to welcome someone of Dr. Morgan’s stature to our SAB, which underscores the recent progress we’ve achieved in the INM-901 program. Dr. Morgan’s significant contributions and pioneering breakthroughs have made him a leading authority in Alzheimer’s research. His guidance and expertise will be invaluable as we advance to the next stages of development of our INM-901 program in the treatment of Alzheimer’s.”

Biography

Dr. David Morgan is Director of the Alzheimer’s Alliance and MSU Foundation Professor of Translational Neuroscience at Michigan State University. Dr. Morgan’s research interests are Alzheimer’s disease, aging and brain function. He is internationally recognized for his work on immunotherapy and gene therapy to treat the Alzheimer-related pathologies. Previously, he was CEO of the Byrd Alzheimer’s Institute at the University of South Florida. While there, Dr. Morgan oversaw development of the Community-Based Memory Screening programs and the country’s first mobile clinical trial unit for Alzheimer’s disease.

Dr. Morgan received his undergraduate and graduate degrees from Northwestern University and spent 10 years at the University of Southern California before joining the University of South Florida in 1992. He has participated in over 90 grant-years of NIH funded research and published over 200 research articles. Dr. Morgan regularly sits on grant review panels for NIH and other agencies. In addition to his research activities, he has consulted with both major pharmaceutical and small biotechnology companies and also advised capital investment organizations regarding the most promising therapeutic approaches to curing Alzheimer’s disease. He has also advocated nationally for additional Alzheimer’s research funding through his role at Researchers Against Alzheimer’s and with the Alzheimer’s Association.

David Morgan’s Publications:

https://www.ncbi.nlm.nih.gov/sites/myncbi/david.morgan.2/bibliography/41143698/public/?sort=date&direction=ascending

Learn more about InMed’s INM-901 program:

https://www.inmedpharma.com/pharmaceutical/inm-901-for-alzheimers-disease/

About InMed:

InMed Pharmaceuticals is a global leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary cannabinoid analogs. We are a clinical-stage company developing a pipeline of proprietary cannabinoid-analog therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations and Corporate Communications

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: the efficacy of INM-091, INM-091’s ability to treat Alzheimer’s and the further development of InMed’s INM-901 program.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.